FIRST SUPPLEMENTAL INDENTURE







                             KEY ENERGY GROUP, INC.
                                     ISSUER


                                       TO



                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                     TRUSTEE







                          Dated as of November 20, 1996








         (First Amendment to the Indenture Dated as of July 3, 1996)





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         This SUPPLEMENTAL INDENTURE (this ASupplemental  Indenture@) is entered into as of the 20th day of November 1996 by and between Key Energy Group, Inc., a Maryland corporation having its principal offices in East Brunswick, New Jersey (hereinafter called the ACompany@), and American Stock Transfer & Trust Company, as trustee (hereinafter called the ATrustee@).

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture dated as of July 3, 1996 (hereinafter referred to as the AOriginal Indenture@) pursuant to which 7% (presently 7.5%) Convertible Subordinated Debentures Due 2003 (the ADebentures@) of the Company were issued; and

         WHEREAS, the Company desires to cure an ambiguity in the Original Indenture by amending the Original Indenture (the AProposed Amendment@) in a way that does not adversely affect the legal rights of the holders of the Debentures (the AHolders@) by clarifying that the term ASenior Indebtedness@ as used in the Original Indenture includes, among other things, any guaranty by the Company of the indebtedness or obligations of any Subsidiary Guarantor (as defined in the Original Indenture); and

         WHEREAS, Section 9.1 of the Original Indenture provides that the Company and the Trustee may amend the Original Indenture and the Debentures without the consent of any Holder to, among other things, (i) cure any ambiguity, defect or inconsistency and (ii) make any change that does not adversely affect the rights of the Holders under the Original Indenture; and

         WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture for the purpose of amending the Original Indenture and the Indentures to effect the Proposed Amendment; and

         WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture; and

         WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized and approved by a resolution of the Company=s Board of Directors.

         NOW, THEREFORE, in consideration of the foregoing premises, and for the equal and proportionate benefit of all Holders of the Debentures, the Original Indenture is hereby amended, effective upon execution hereof by the Trustee as follows:



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                                    ARTICLE I

                                    AMENDMENT

         The term ASenior Indebtedness@ contained in Section 12.2 of the Original Indenture is hereby amended in its entirety to read as follows:

        A         "Senior Indebtedness" means:

         (a) the principal of, interest (including, to the extent permitted by applicable law, interest on or after the commencement of a proceeding referred to in clauses (g) or (h) of Section 6.1 whether or not representing an allowed claim in such proceeding) and premium, if any, on and any other amounts owing with respect to (i) any indebtedness of the Company, now or hereafter outstanding, in respect of borrowed money (other than the Securities), whether incurred by the Company directly or by virtue of any guaranty by the Company of any indebtedness or obligation of a Subsidiary Guarantor, (ii) any indebtedness of the Company, now or hereafter outstanding, evidenced by a bond, note, debenture, capitalized lease, letter of credit or other similar instrument, (iii) any other written obligation of the Company, now or hereafter outstanding, to pay money issued or assumed as all or part of the consideration for the acquisition of property, assets or securities, including without limitation, hedging obligations with respect to the purchase and sale of oil and gas, and (iv) any guaranty or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire, to supply or advance funds or to become liable with respect to (directly or indirectly), any indebtedness or obligation of any person of the type referred to in the preceding subclauses (i), (ii) and (iii) now or hereafter outstanding; and

         (b)any refunds, refinancings, renewals or extensions of any indebtedness or other obligation described in clause (a) of this Section 12.2.

Notwithstanding the foregoing, if, by the terms of the instrument creating or evidencing any indebtedness or obligation referred to in clauses (a) and (b) above, it is expressly provided that such indebtedness or obligation is not senior in right of payment to the Securities, such indebtedness or obligation shall not be included as Senior Indebtedness. @



                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.1. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used in this Supplemental Indenture and defined in the Original Indenture have the meaning specified in the Original Indenture.

         Section 2.2. Except as specifically amended and supplemented by this Supplemental Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         Section 2.3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

         Section 2.4. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         Section 2.5. The Trustee accepts the modification of the Indenture as hereby effected but only upon the terms and conditions set forth in the Original Indenture as amended and supplemented by this Supplemental Indenture.

         Section 2.6. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                                 KEY ENERGY GROUP, INC.
                                                 By: \s\ Francis D. John
                                                 Francis D. John, President
Attest:

 \s\ Diane P. Mack
Secretary or Assistant Secretary


                                                AMERICAN STOCK TRANSFER & TRUST
COMPANY, as Trustee

                                                By: \s\ Herbert J. Lemmer
                                                Name: Herbert J. Lemmer
                                                Title: Vice President

Attest:

 \s\ Susan Silber
Secretary or Assistant Secretary